As filed with the Securities and Exchange Commission on December 2, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	27-0676603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

875 Third Avenue

New York, NY 10022

(Address of Principal Executive Offices, Including Zip Code)

Liazon Corporation 2008 Stock Option Plan

Liazon Corporation 2011 Equity Incentive Plan, as amended

(Full Title of the Plan)

John J. Haley

Chairman of the Board of Directors and Chief Executive Officer

Towers Watson & Co.

875 Third Avenue

New York, NY 10022

(Name and Address of Agent for Service)

Copies to:

Kirkland L. Hicks, Esq.

Neil D. Falis, Esq.

Towers Watson & Co.

901 North Glebe Road

Arlington, Virginia 22203-1853

(703) 258-8000

William P. Mills, Esq.

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

(212) 504-6000

(212) 725-7550

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	89,060 shares(1)	$109.81(2)	$9,779,678.60(2)	$1,259.63
Class A Common Stock, par value $0.01 per share	37,163 shares(1)	$6.49(3)	$241,187.97	$31.07

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such additional shares of Class A Common Stock that become available under the Liazon Corporation 2008 Stock Option Plan and the Liazon Corporation 2011 Equity Incentive Plan, as amended, in order to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange as of November 22, 2013, which was $109.81 per share.
(3)	Computed in accordance with Rule 457(h) under the Securities Act, such computations based on the weighted average exercise price of $6.49 per share covering 37,163 options.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Towers Watson & Co., a Delaware corporation (the “Registrant”), relating to 126,223 shares of the Registrant’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), that may be, or have been, issued pursuant to awards under the Liazon Corporation 2008 Stock Option Plan and the Liazon Corporation 2011 Equity Incentive Plan, as amended (the “Plans”). On November 22, 2013, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated November 22, 2013, by and among the Registrant, Higgs Acquisition Corporation (“Merger Sub”), Liazon Corporation (“Liazon”) and with respect to Sections 2.3 and 2.9(b) and Article VIII only, Shareholder Representative Services LLC, as Securityholders’ Representative, Merger Sub was merged with and into Liazon, with Liazon surviving as an indirect wholly-owned subsidiary of the Registrant (the “Merger”).

In accordance with the Merger Agreement, at the effective time of the Merger, the Registrant assumed each outstanding option to purchase shares of Liazon common stock, par value $0.0001 per share (“Liazon Common Stock”) granted under the Plans that is scheduled to vest following the consummation of the Merger (the “Options”) and each time-based restricted share granted under the Plans that is scheduled to vest following consummation of the Merger (the “Restricted Shares”), in each case subject to the exchange ratio set forth in the Merger Agreement. As a result of this assumption and in accordance with the Merger Agreement, at the effective time of the Merger, the Options were converted to options to purchase 37,163 shares of Class A Common Stock (“Towers Watson Options”) on the same vesting schedule as such Options were on prior to consummation of the Merger and the Restricted Shares were converted into 70,529 restricted shares of Class A Common Stock (“Towers Watson Restricted Shares”) on the same vesting schedule as such Restricted Shares were on prior to consummation of the Merger.

This Registration Statement covers the Towers Watson Options and 18,531 shares of Class A Common Stock available for issuance under the Plans as of the effective time of the Merger after giving effect to the exchange ratio set forth in the Merger Agreement. This Registration Statement also includes a reoffer prospectus pursuant to General Instruction C to Form S-8. The reoffer prospectus included in this Registration Statement may be used for reoffers and resales of shares of Class A Common Stock which have been issued, or are issuable upon the exercise of options granted under the Plans which constitute “control securities” and/or “restricted securities,” including the Towers Watson Restricted Shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I of Form S-8 to be included in the prospectus for the Plans is omitted from this Registration Statement pursuant to Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of
Form S-8.

Reoffer Prospectus

TOWERS WATSON & CO.

70,529 Common Shares under the Liazon Corporation 2008 Stock Option Plan and the Liazon Corporation

2011 Equity Incentive Plan, as amended

This prospectus relates to 70,529 shares of our Class A common stock, par value $0.01 per share (the “Class A Common Stock”) that may be sold from time to time by the selling shareholders named in this prospectus. These common shares have been acquired pursuant to the Liazon Corporation 2008 Stock Option Plan and the Liazon Corporation 2011 Equity Incentive Plan, as amended (the “Plans”).

INVESTING IN OUR COMMON SHARES INVOLVES RISKS. PLEASE SEE THE INFORMATION DESCRIBED UNDER “RISK FACTORS” ON PAGE 5.

Our common shares are traded on the NYSE under the symbol “TW.” On November 29, 2013, the closing price of our common shares on the NYSE was $112.60 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated December 2, 2013

You should only rely on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Our common shares are not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such document.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the registration statement of which it forms a part and the documents incorporated by reference into these documents contain a number of “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, among others, statements regarding projections of revenues, income or loss, development expenditures, plans for growth and future operations, competition and regulation, as well as assumptions relating to the foregoing. You can identify these statements and other forward-looking statements in this filing by words such as “may”, “will”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. You should read these statements carefully because they contain projections of our future results of operations or financial condition, or state other “forward-looking” information. A number of risks and uncertainties exist that could cause actual results to differ materially from the results reflected in these forward-looking statements are identified under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed with the Securities and Exchange Commission on August 15, 2013. These statements are based on assumptions that may not come true. All forward-looking disclosure is speculative by its nature. We undertake no obligation to update any of the forward-looking information included in this prospectus, the registration statement of which it forms a part and the documents incorporated by reference into these documents, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.

Towers Watson & Co. is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. We offer solutions in the areas of benefits, talent management, rewards, and risk and capital management. We offer our clients comprehensive services across four business segments – Benefits, Risk and Financial Services, Talent and Rewards, and Exchange Solutions – through a strong talent pool of approximately 14,500 full-time associates across 37 countries. Our professional staff, including fully accredited actuaries, are trusted advisors and experts in their fields. Towers Watson was formed on January 1, 2010, from the merger of Towers, Perrin, Forster & Crosby, Inc. and Watson Wyatt Worldwide, Inc., two leading professional services firms that traced their roots back more than 100 years.

We help our clients enhance business performance in three primary ways. First, we help employers improve their ability to attract, retain and motivate qualified employees. We deliver consulting services and solutions that help organizations anticipate, identify and capitalize on emerging opportunities in benefit and human capital management. Second, we advise the insurance industry on a wide range of strategic and risk management issues. And we provide investment advice and solutions to help our clients develop and implement disciplined, efficient strategies to meet their investment goals. Lastly, we help employers realize cost savings related to their retiree health plans, while providing retirees with improved choice and control over their health benefits.

Our target market is generally large, multi-national and domestic companies, with particular focus on the insurance industry for our risk consulting business. For fiscal year 2013, our clients included many of the world’s leading corporations, including approximately 81% of the Fortune Global 500 companies and 79% of the Fortune 1000. For fiscal year 2013, we also advised more than three-quarters of the world’s leading insurance companies. We work with major corporations, emerging growth companies, governmental agencies and not-for-profit institutions in a wide variety of industries.

References to the “Company”, “we”, “us” and “our” in this prospectus refer to Towers Watson & Co., unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Federal securities law requires us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference rooms located at 100 F Street, N.E., Washington, D.C. 20549.

Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference room. Our SEC filings are also available to the public from the SEC’s web site at: http://www.sec.gov, and through a link to the SEC’s website located on our website at http://towerswatson.com. Copies of these reports, proxy statements and other information also can be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-8 under the Securities Act. This prospectus, which is a part of the registration statement, does not include all the information contained in the registration statement and its exhibits. For further information with respect to the Company and its common shares, you should consult the registration statement and its exhibits. Statements contained in this prospectus concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for more information. The registration statement and any of its amendments, including exhibits filed as a part of the registration statement or an amendment to the registration statement, are available for inspection and copying as described above.

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus. Information that we file later with the SEC will automatically update and supersede this information.

The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act of 1934 and any future filings under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act made prior to the termination of the offering are incorporated by reference:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the Commission on August 15, 2013 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the Commission on November 12, 2013 pursuant to Section 13 of the Exchange Act.

(3) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (1) above.

(4) The Registrant’s registration statement on Form 8-A, filed on January 4, 2010, incorporating by reference the description of the Registrant’s Class A Common Stock included in its Registration Statement on Form S-4 (File No. 333-161705) filed with the Securities and Exchange Commission on September 3, 2009, as amended on October 19, 2009, November 4, 2009 and November 9, 2009, including any other amendments or supplements filed for the purpose of updating such descriptions.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement of which this prospectus is a part indicating that the Registrant has sold all of the securities offered under the registration statement to which this prospectus is a part or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus from the date that the Registrant files such report or document. Any statement contained in this prospectus or any report or document incorporated into this prospectus by reference, however, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently dated report or document that also is considered part of this prospectus, or in any amendment to this prospectus, is inconsistent with such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Subject to the foregoing, all information appearing in this prospectus is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference in this prospectus, without charge, upon written or oral request. Such requests can be made by writing or telephoning us at Towers Watson & Co., 901 North Glebe Road, Arlington, Virginia 22203-1853; telephone number (703) 258-8000.

RISK FACTORS

Investing in our common shares involves risks. Before making a decision to invest in our common shares, investors are urged to review the risk factors set forth under the caption “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the Securities Exchange Commission on August 15, 2013 and our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the Securities and Exchange Commission on November 12, 2013, which are incorporated in this prospectus by reference, and the Company’s other public filings made with the Securities and Exchange Commission, including those made after the date of this prospectus.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the shares offered by this prospectus.

SELLING SHAREHOLDERS

This Prospectus relates to our common shares which may be offered and sold by the selling shareholders named below who have acquired such common shares under the Plans. The following table sets forth: (1) the name and relationship to the Company of each selling shareholder; (2) the number of our common shares each selling shareholder beneficially owned as of December 2, 2013; (3) the number of shares of Class A Common Stock acquired by each selling shareholder pursuant to the Plans and being registered under this Registration Statement, some or all of which shares may be sold pursuant to this prospectus; and (4) the number of common shares and the percentage, if 1% or more, of the total class of common shares outstanding to be beneficially owned by each selling shareholder following this offering.

Because the selling shareholders may from time to time offer all or some of the shares pursuant to this offering, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. However, for purposes of the table below, we have assumed that, after completion of the offering, none of the shares covered by this prospectus as of the date of this prospectus will be held by the selling shareholders.

As of November 19, 2013, there were 65,543,768 shares of our Class A Common Stock outstanding and 5,374,768 shares of our Class B Common Stock outstanding.

Selling Stockholders and Principal Positions with the Company	Shares Beneficially Owned(1)		Shares Covered by This Prospectus(2)	Shares Beneficially Owned After This Offering
				Number	Percent
Ashok Subramanian Managing Director, Liazon Corporation	3,120	(3)	24,409	0	*
Alan Cohen Chief Strategy Officer, Liazon Corporation	1,125	(4)	9,456	0	*
Michael Karp Chief Revenue Officer, Liazon Corporation	2,859	(5)	20,302	0	*
David Finkel Chief Operating Officer, Liazon Corporation	0	(6)	16,362	0	*

*	Less than 1% of common shares outstanding assuming sale of all shares offered under this Registration Statement.

(1)	As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding or otherwise has or shares (i) the power to vote or direct the voting of such security or (ii) investment power, which includes the power to dispose or to direct the disposition of such security. In addition, a person is deemed to be the beneficial owner of a security, if that person has the right to acquire beneficial ownership of such security within 60 days.
(2)	Includes the number of common shares that each selling shareholder has previously acquired and may acquire pursuant to the vesting of restricted shares granted to the selling shareholder under the Plans, whether or not they are currently exercisable, some or all of which may be sold from time to time under to this prospectus.
(3)	Includes 3,120 shares of Class A Common Stock and restricted shares of Class A Common Stock subject to time-based vesting within 60 days.
(4)	Includes 1,125 shares of Class A Common Stock and restricted shares of Class A Common Stock subject to time-based vesting within 60 days.
(5)	Includes 2,859 shares of Class A Common Stock and restricted shares of Class A Common Stock subject to time-based vesting within 60 days.
(6)	None of the time-based restricted shares of Class A Common Stock vest within 60 days.

Unnamed non-affiliates of the Company, each of whom may sell up to the lesser of 1,000 shares of common stock or 1% of the shares of common stock issuable under the Liazon Corporation 2008 Stock Option Plan and the Liazon Corporation 2011 Equity Incentive Plan, as amended, may use this reoffer prospectus for reoffers and resales.

PLAN OF DISTRIBUTION

As used in this prospectus, selling shareholders includes the selling shareholders named above and their donees, pledgees, transferees or other successors in interest selling shares received from named selling shareholders as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus. We have been advised that the selling shareholders may effect sales of shares directly, or indirectly by or through underwriters, agents or broker-dealers, and that the shares may be sold by one or a combination of the following methods:

•	one or more block transactions, in which the broker or dealer so engaged will attempt to sell the common shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions or transactions in which a broker solicits purchases;

•	on the New York Stock Exchange, the NASDAQ Global Select Market or on any other national securities exchange or quotation service on which our common shares may be listed or quoted at the time of the sale;

•	in the over-the-counter market;

•	through the writing of options, whether the options are listed on an options exchange or otherwise;

•	through distributions to creditors and equity holders of the selling shareholders; or

•	any combination of the foregoing, or any other available means allowable under applicable law.

The selling stockholder may sell shares through one or more agents, brokers or dealers or directly to purchasers. Such brokers or dealers may receive compensation in the form of commissions, discounts or concessions from the selling stockholders and/or purchasers of the shares or both. Such compensation as to a particular broker or dealer may be in excess of customary commissions.

In connection with their sales, a selling stockholder and any participating broker or dealer may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions they receive and the proceeds of any sale of shares may be deemed to be underwriting discounts and commissions under the Securities Act.

We are bearing all costs relating to the registration of the shares of common stock. Any commissions or other fees payable to broker-dealers in connection with any sale of the shares will be borne by the selling stockholder or other party selling such shares. In order to comply with certain states’ securities laws, if applicable, the shares may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the shares may not be sold unless the shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained or complied with. Sales of the shares must also be made by the selling stockholders in compliance with all other applicable state securities laws and regulations.

In addition to any shares sold hereunder, selling stockholders may sell shares of common stock in compliance with Rule 144. There is no assurance that the selling stockholders will sell all or a portion of the common stock offered hereby.

The selling stockholders may agree to indemnify any broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities in connection with the offering of the shares arising under the Securities Act of 1933.

We have notified the selling stockholders of the need to deliver a copy of this prospectus in connection with any sale of the shares.

LEGAL MATTERS

The validity of the shares of common stock which are originally offered under the Registration Statement of which this prospectus forms a part will be passed upon for us by Cadwalader, Wickersham & Taft LLP.

EXPERTS

The consolidated financial statements of Towers Watson & Co. appearing in Towers Watson & Co.’s Annual Report on Form 10-K for the period ended June 30, 2013, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) hereby are incorporated by reference into this Registration Statement:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the Commission on August 15, 2013 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2013, filed with the Commission on November 12, 2013 pursuant to Section 13 of the Exchange Act.

(3) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (1) above.

(4) The Registrant’s registration statement on Form 8-A, filed on January 4, 2010, incorporating by reference the description of the Registrant’s Class A Common Stock included in its Registration Statement on Form S-4 (File No. 333-161705) filed with the Securities and Exchange Commission on September 3, 2009, as amended on October 19, 2009, November 4, 2009 and November 9, 2009, including any other amendments or supplements filed for the purpose of updating such descriptions.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that also is considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that (1) to the extent a former or current director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (2) the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (3) the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The Registrant’s Second Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by Delaware law.

Pursuant to separate indemnification agreements with the Registrant, each executive officer and director of the Registrant is indemnified against all liabilities relating to his or her position as an executive officer or director of the Company, to the fullest extent permitted under applicable law. In addition, as permitted by Section 145(g) of the Delaware General Corporation Law, the Company also maintains directors’ and officers’ insurance policies that insure the directors and officers of the Company against liability asserted against such persons in such capacity.

Item 7. Exemption from Registration Claimed.

The securities that are to be reoffered or resold pursuant to this Registration Statement were issued in connection with the Merger in transactions that were exempt from registration pursuant to Section 4(2) under the Securities Act.

Item 8. Exhibits.

See Exhibit Index.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

2

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such

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liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Virginia, on December 2, 2013.

TOWERS WATSON & CO.

By:	/s/ John J. Haley
Name: John J. Haley
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Kirkland L. Hicks, as lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file with the Commission any and all amendments to this Registration Statement, including any and all post-effective amendments as appropriate, and generally to do all such things in such person’s behalf, in any or all capacities stated below, in order to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on December 2, 2013.

Signature	Title

/s/ John J. Haley John J. Haley	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Roger F. Millay Roger F. Millay	Chief Financial Officer (Principal Financial Officer)

/s/ Michael M. Thomson Michael M. Thomson	Principal Accounting Officer and Controller (Principal Accounting Officer)

/s/ Victor F. Ganzi Victor F. Ganzi	Director

/s/ Leslie S. Heisz Leslie S. Heisz	Director

/s/ Brendan R. O’Neill Brendan R. O’Neill	Director

/s/ Linda D. Rabbitt Linda D. Rabbitt	Director

/s/ Gilbert T. Ray Gilbert T. Ray	Director

/s/ Paul Thomas Paul Thomas	Director

/s/ Wilhelm Zeller Wilhelm Zeller	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (1)

4.2	Amended and Restated Bylaws of the Registrant (2)

5.1	Opinion of Cadwalader, Wickersham & Taft LLP

23.1	Consent of Cadwalader, Wickersham & Taft LLP (contained in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on signature page)

99.1	Liazon Corporation 2008 Stock Option Plan

99.2	Liazon Corporation 2011 Equity Incentive Plan

99.3	First Amendment to Liazon Corporation 2011 Equity Incentive Plan

99.4	Second Amendment to Liazon Corporation 2011 Equity Incentive Plan

(1)	Incorporated by reference to Exhibit 3.1 to the Form 10-K filed by the Registrant on August 15, 2013.
(2)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant on August 19, 2013.